UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025 (December 22, 2025)

STARCO BRANDS, INC.

(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

706 N Citrus Ave.

Los Angeles, CA 90038

(Address of principal executive offices)

(844) 478-2726

(Registrant’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	STCB	OTC Markets Group OTCQB tier

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

Bridge Term Loan Promissory Note

On December 22, 2025, (i) Starco Brands, Inc., a Nevada corporation (“Starco” or the “Company”) entered into a Bridge Term Loan Promissory Note (the “Promissory Note”) with The Starco Group, Inc., a Wyoming corporation (“Lender”). The Promissory Note provides for a bridge term loan in the principal amount of up to $5,000,000 (the “Bridge Loan”), with an initial disbursement of $4,500,000. The proceeds from the Bridge Loan will be used to pay off or down certain indebtedness of the Company, including, paying off in full the outstanding obligations under that certain Loan and Security Agreement, dated May 24, 2024 (as further amended) with Gibraltar Business Capital, LLC, a Delaware limited liability company (the “Gibraltar Loan”), which will be of no further effect following payoff, with any excess allowing the Company to expand its access to working capital. Ross Sklar, the Chief Executive Officer of the Company is the sole shareholder of the Lender. Capitalized terms not otherwise defined in this Item 1.01 Bridge Term Loan Promissory Note will have the meanings set forth in the Promissory Note.

The Promissory Note provides for the following:

An initial disbursement of $4,500,000 with potential delayed drawdowns through December 31, 2026. Any delayed drawdowns must be in an amount not less than $250,000 and the aggregate amount of such drawdowns shall not exceed $500,000. Interest on the unpaid principal balance of the Bridge Loan shall accrue daily at the per annum interest rate equal to the lesser of (i) the Highest Lawful Rate per annum as of such date or (ii) the sum of the Prime Rate (as published in the Wall Street Journal, but not less than 6.00% per annum) in effect for such date plus an Applicable Margin of 4.25% per annum.

The Company shall commence monthly payments of accrued and unpaid interest, in arrears, on the Loan starting January 1, 2026 and on the first day of each calendar month thereafter. Principal payments on the Loan will commence January 1, 2027, as follows: $28,000 per month (Jan–Dec 2027), $38,000 per month (Jan–Dec 2028), $56,000 per month (Jan–Dec 2029), and $66,000 per month (Jan–Dec 2030). Upon written request from the Company, the Lender in its sole discretion may permit a one-time deferment of principal payments for a period up to six (6) months (the “Principal Payments Deferment”). If Lender permits the Principal Payments Deferment, the interest rate applicable to the unpaid principal balance of the Bridge Loan shall be increased by 0.50%, beginning at the start of the Principal Payments Deferment through to the Maturity Date. The Loan will mature on the earlier of the following (the “Maturity Date”): (i) the five-year anniversary of the date of the Promissory Note, (ii) acceleration of the debt evidenced by the Promissory Note upon default, or (iii) satisfaction in full of all of Borrower’s obligations under the Promissory Note. The Company may prepay the Promissory Note, in whole or in part, at any time without premium or penalty, upon 30 days’ prior written notice.

Upon the occurrence of an Event of Default and until such Event of Default is waived or cured, interest will accrue at an interest rate equal to the lesser of (i) the Prime Rate plus 8.00% per annum or (ii) the Highest Lawful Rate. If any required payment of interest or principal due under the Promissory Note is not made within five days of its due date, a late charge of $0.05 per $1 overdue, or 5.00% of the overdue amount, shall be assessed. The Promissory Note also contains customary events of default, including nonpayment of principal, interest, fees, or other amounts when due, violation of covenants, breaches of representations or warranties, insolvency and bankruptcy. Some of these events of default allow for grace periods or are qualified by materiality concepts. Upon the occurrence of an Event of Default, the outstanding obligations under the Promissory Note may be accelerated and become due and payable immediately.

The foregoing summary of the terms of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on December 23, 2025, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

The description contained in Item 1.01 Bridge Term Loan Promissory Note above is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Bridge Term Loan Promissory Note, dated as of December 22, 2025 issued by Starco Brands, Inc. in favor of The Starco Group, Inc.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Starco has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: December 23, 2025	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer